COTTON BAY HOLDINGS

August 1, 2012

Robert M. Fortson IV
1314 East Las Olas Boulevard
Suite 1036
Fort Lauderdale, FL, 33301

RE: ACCEPTANCE OF APPOINTMENT TO BOARD OF DIRECTORS

Dear Mr. Fortson:

We are hereby inviting you to serve on the Board of Directors (the "Board") of Cotton Bay Holding, Inc., a publicly reporting entity incorporated in Delaware ("Cotton Bay Holdings"). Your acceptance of this invitation will be confirmed through execution of this correspondence below, and your execution of the enclosed Advisory Board Consulting and Compensation Agreement dated August 1, 2012 (the "Advisor Agreement").

By executing this correspondence, and the Advisor Agreement, you are agreeing to comply with the duties of such an appointment under all applicable common laws, statutory laws, and rules and regulations of the United States Securities and Exchange Commission. Furthermore, you are agreeing to perform your advisory services consistent with the enclosed Bylaws of Cotton Bay Holdings.

I am looking forward to a productive and long-term relationship. Please feel free to contact our corporate counsel, Anthony R. Paesano at apaesano@paesanoakkashian.com or (248) 792-6886 with any questions.

Very truly yours,

/s/Alfred E. Abiouness, Jr.

Alfred E. Abiouness, Jr.
Chief Executive Officer

Agreed:

/s/ Robert M. Fortson IV
Robert M. Fortson IV

cc:    Anthony R. Paesano
        Board of Directors